UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 14, 2014

Everest Re Group, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-15731	98-0365432

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Wessex House – 2nd Floor 45 Reid Street PO Box HM 845 Hamilton HM DX, Bermuda		Not Applicable

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 441-295-0006

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS.

On May 16, 2014, the registrant announced the appointment of Gerri Losquadro to its Board of Directors effective May 14, 2014.  A copy of the press release announcing the appointment is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Ms. Losquadro recently retired as Senior Vice President and head of Global Business Services at Marsh & McLennan Companies. Prior to assuming this role, Ms. Losquadro had been a Managing Director and senior executive for Guy Carpenter, a leading reinsurance broker and subsidiary of the Marsh & McLennan Companies.  Ms. Losquadro joined Guy Carpenter in 1992 from AIG where she had spent six years in various senior level positions throughout the organization. Ms. Losquadro began her insurance career at The Hartford and also gained experience at Zurich Insurance Group before joining AIG in 1986.

Ms. Losquadro has been named to the Audit Committee, the Compensation Committee and the Nominating and Governance Committee.

Upon her appointment to the Board of Directors, Ms. Losquadro received 1,267 restricted shares of the registrant.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

	Exhibit No.	Description

	99.1	News Release of the registrant
dated May 16, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVEREST RE GROUP, LTD.

By:	/S/ CRAIG HOWIE
Craig Howie
Executive Vice President and
Chief Financial Officer

Dated:  May 16, 2014

EXHIBIT INDEX

Exhibit
Number	Description of Document	Page No.

99.1	News Release of the registrant,
	Dated May 16, 2014	5